UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

83 South Street, Suite 101, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2017, Steven P. Sukel and Yancen Lu were appointed to the Board of Directors of Avalon GloboCare Corp. (the “Company”) to serve as directors of the Company. Mr. Sukel and Mr. Lu both entered into agreements pursuant to which they will serve as directors. The director agreements provide that they will receive options to receive 40,000 shares of common stock per year at an exercise price equal to the closing price on December 31st of the prior year. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. The options for 2017 have been pro-rated. As result, each director shall receive a stock option to acquire 30,000 shares of common stock at an exercise price of $1.49 per share for a term of five years vesting 10,000 shares at the beginning of each quarter commencing April 1, 2017.

There is no understanding or arrangement between Mr. Sukel and Mr. Lu and any other person pursuant to which each person was appointed as director.  Mr. Sukel and Mr. Lu do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Yancen Lu is not related to Wenzhao Lu, the Company’s Chairman. Mr. Sukel and Mr. Lu have not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

  Mr. Sukel is a licensed as an attorney in New Jersey who currently analyzes real estate investment opportunities and operates and manages commercial properties. Mr. Sukel has extensive business experience and was formerly associated with Ernst & Young prior to establishing his own law practice. Mr. Sukel has focused on New Jersey, multi-state and local taxation and real estate law since 1990 in both public and private practice. Mr. Sukel was with Ernst & Young’s State & Local Tax practice, served as the New Jersey Liaison between the New Jersey Bar Association Taxation Section and the New Jersey CPA Society, was a Past Chair of the New Jersey Bar Association Taxation Section and served two terms on the New Jersey Supreme Court Committee on the Tax.

Mr. Yancen Lu has more than 19 years experience in investment banking and equity investment management. He is Managing Director of FountainVest Partners. Besides his professionalism in securities, investment and capital management, Mr Lu has special focus and comprehensive understanding of the global medical and healthcare industry, he is Director of leading healthcare corporations including Sino Hospital Investment Corporation (Hong Kong), Chang’an Hospital (the largest private hospital in Northwest China), and DIH Medical Technologies. Mr. Lu received Bachelor and Master degrees of Engineering Economics from Tianjin University.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement by and between Avalon GloboCare Corp. and Steven P. Sukel dated April 28, 2017

10.2	Director Agreement by and between Avalon GloboCare Corp. and Yancen Lu dated April 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: April 28, 2017	By:	/s/ David Jin
Name: David Jin
Title: Chief Executive Officer, President and Director